EXHIBIT 4.6



                             CERTIFICATE OF TRUST

                                      OF

                                  AES TRUST I



               THIS Certificate of Trust of AES Trust I (the "Trust"), dated as of November 1, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. Code Section 3801 et seq.).

               1. Name. The name of the business trust being formed hereby is AES Trust I.

               2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801 .

               3. Effective Date. This Certificate of Trust shall be effective as of its filing.

               4. Registered Agent. The name and address of the Registered Agent upon whom process of service may be served is First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

               IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                       First Chicago Delaware Inc.,
                                       as Delaware Trustee



                                       By: /s/ Steve M. Wagner
                                          ----------------------------
                                          Name:  Steve M. Wagner
                                          Title: Vice President



                                       The First National Bank of
                                       Chicago


                                       By: /s/ Richard Manella
                                          ----------------------------
                                          Name:  Richard Manella
                                          Title: Vice President and
                                                 Trust Counsel

                                       /s/ William R. Luraschi
                                       ----------------------------
                                       William R. Luraschi
                                       as Trustee

                                       /s/ Willard Hoagland
                                       ----------------------------
                                       Willard Hoagland
                                       as Trustee

                                       /s/ Barry J. Sharp
                                       ----------------------------
                                       Barry J. Sharp
                                       as Trustee